UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 9, 2018

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

East West Bancorp, Inc.
Current Report of Form 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Operating Officer, Gregory L. Guyett, resigned from East West Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, East West Bank (the “Bank”) on August 9, 2018 and will leave on August 24, 2018 to pursue other interests.

The Company and Mr. Guyett are parties to an Executive Employment Agreement, dated July 1, 2016. The separation will be treated as a termination under Section 5(b) of the Executive Employment Agreement, which is attached as Exhibit 10.1 to the Form 8-K filed on October 5, 2016, and Mr. Guyett will be entitled to the benefits thereunder. The Company and Mr. Guyett have signed a separation agreement dated as of August 9, 2018. The separation agreement is qualified in its entirety by reference to the complete terms and conditions within, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Chairman and Chief Executive Officer Dominic Ng will assume the additional title of President of the Company and the Bank effective August 24, 2018.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Agreement between Gregory L. Guyett and East West Bank dated August 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2018

EAST WEST BANCORP, INC.

By:	/s/ Douglas P. Krause
Douglas P. Krause, Esq.
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement between Gregory L. Guyett and East West Bank dated August 9, 2018.

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